Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned director of Auxilium Pharmaceuticals, Inc., a Delaware corporation, which has filed with the Securities and Exchange Commission (the “Commission”) under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form S-1 (Reg. No. 333-114685), hereby constitute and appoint Gerri A. Henwood and Jane H. Hollingsworth, and each of them acting alone, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to act for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, Amendment No. 1 to said Registration Statement and any and all other amendments and post-effective amendments to said Registration Statement and a related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and in each case to file the same with all exhibits thereto and any and all other documents in connection therewith, with the Commission. I hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 21st day of May, 2004.

/s/ Rolf Classon

Rolf Classon